Exhibit 99.1

Ascent Solar Set to Establish New World Headquarters and Production Facility

LITTLETON, Colo.—(BUSINESS WIRE)—Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a developer of state-of-the-art, thin-film photovoltaic modules, announced today the purchase of a large scale manufacturing facility expected to house the company’s new world headquarters and planned commercial manufacturing operations.

Located in Thornton, Colorado just north of downtown Denver, the plant encompasses approximately 120,000 square feet of office and manufacturing space. In addition to housing the company’s headquarters, the facility will provide manufacturing space for the first of several 25MW solar module production lines as the company embarks on a plan to expand its worldwide production capacity to 100MW by 2011. The expansion is expected to create approximately 300 manufacturing jobs. The first 25MW production line is planned for completion by year-end 2009.

Don Elliman, executive director of the Colorado Governor’s Office of Economic Development, commented that “The renewable energy sector is one we have chosen to focus on for the State. We are convinced Colorado has an opportunity to be a world class center in the development of this industry. Ascent Solar’s decision to build here is both a testament to that potential and terrific step forward for the industry in the State. We are thrilled they are becoming an important building block in the Colorado economy.”

“Ascent Solar’s investment in renewable energy technologies and its manufacturing are bringing good jobs and clean, reliable, energy to Colorado.  We are proud to have Ascent as a partner in Colorado’s New Energy Economy,” said Tom Plant, director of the Governor’s Energy Office.

With the support of the Colorado Governor’s offices for Economic Development and Energy, Ascent Solar was able to secure the financing necessary to purchase the facility at competitive terms, and intends to immediately commence the modifications necessary to develop a high volume state-of-the-art manufacturing facility for the production of Ascent Solar’s thin-film flexible solar modules.

Ascent Solar’s President and CEO Matthew Foster stated “Ascent Solar is pleased to locate our new world headquarters in the State of Colorado. The commitment by Governor Ritter to renewable energy initiatives in the state and the actionable support from the governmental offices to make this opportunity a reality has demonstrated to us that Colorado is committed to becoming a world leader in the manufacture and deployment of renewable energy alternatives. We look forward to growing our presence in Colorado and to delivering sustainable energy alternatives with our products.”

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic modules and is located in Littleton, Colorado. Please visit our website for additional information at www.ascentsolar.com.

Safe Harbor Statement

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

Contacts

Ascent Solar Technologies, Inc.

Investor Relations Contact:

Brian Blackman, 832-515-0928

bblackman@ascentsolar.com

or
Media Contact:
Brand Fortified Public Relations
Kelly Brandner, 303-289-4303
kellybrandner@msn.com